                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. 1)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      HEALTHCARE REALTY TRUST INCORPORATED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                         (HEALTHCARE REALTY TRUST LOGO)

                              3310 WEST END AVENUE
                           NASHVILLE, TENNESSEE 37203

                                                                  March 31, 2000

TO OUR SHAREHOLDERS:

     You are cordially invited to attend the 2000 annual meeting of shareholders of Healthcare Realty Trust Incorporated, to be held on Tuesday, May 16, 2000, at 10:00 a.m. (local time) at the Company's executive offices at 3310 West End Avenue, Suite 700, Nashville, Tennessee.

     Please read the enclosed 1999 Annual Report to Shareholders and Proxy Statement for the 2000 annual meeting. Whether or not you plan to attend the meeting, please sign, date and return the enclosed proxy, which is being solicited by the Board of Directors, as soon as possible so that your vote will be recorded. If you attend the meeting, you may withdraw your proxy and vote your shares personally.

                                          Sincerely,

                                          /s/ DAVID R. EMERY
                                          David R. Emery
                                          Chairman and Chief Executive Officer

                                   IMPORTANT

                  COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY
                            AND RETURN IT PROMPTLY.

                         (HEALTHCARE REALTY TRUST LOGO)

                              3310 WEST END AVENUE
                           NASHVILLE, TENNESSEE 37203

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD MAY 16, 2000

TO OUR SHAREHOLDERS:

     The annual meeting of shareholders of Healthcare Realty Trust Incorporated (the "Company") will be held on Tuesday, May 16, 2000, at 10:00 a.m. (local time) at 3310 West End Avenue, Suite 700, Nashville, Tennessee, for the following purposes:

          (1) To elect two nominees as Class 1 directors;


          (2) To act on a proposed 2000 Employee Stock Purchase Plan;



          (3) To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for fiscal 2000; and



          (4) To transact any other business that properly comes before the meeting or any adjournment thereof.


     Holders of the Company's Common Stock and 8 7/8% Series A Voting Cumulative Preferred Stock of record at the close of business on March 16, 2000 are entitled to vote at the meeting or at any adjournment of the meeting.

Dated: March 31, 2000

                                          By order of the Board of Directors

                                          /s/ DAVID R. EMERY
                                          David R. Emery
                                          Chairman and Chief Executive Officer

                                   IMPORTANT

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, TO ASSURE THE PRESENCE OF A QUORUM, PLEASE COMPLETE, DATE, SIGN AND MAIL THE ENCLOSED PROXY AS SOON AS POSSIBLE. IF YOU ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO AT ANY TIME BEFORE THE PROXY IS EXERCISED.

                         (HEALTHCARE REALTY TRUST LOGO)

                              3310 WEST END AVENUE
                           NASHVILLE, TENNESSEE 37203

                                PROXY STATEMENT

     This Proxy Statement contains information related to the annual meeting of shareholders to be held at 3310 West End Avenue, Suite 700, Nashville, Tennessee, on Tuesday, May 16, 2000, at 10:00 a.m. (local time) for the purposes set forth in the accompanying notice, and at any adjournment thereof. This Proxy Statement and the accompanying proxy are first being mailed or given to shareholders on or about March 31, 2000.


     If the enclosed proxy is properly executed, returned and not revoked, it will be voted in accordance with the instructions, if any, given by the shareholder, and if no instructions are given, it will be voted (a) FOR the election as directors of the nominees described in this Proxy Statement, (b) FOR approving the 2000 Employee Stock Purchase Plan, (c) FOR ratification of the appointment of Ernst & Young LLP as the Company's independent auditors, and (d) FOR the recommendation of the Board of Directors on any other proposal that may properly come before the meeting. The persons named as proxies in the enclosed proxy were selected by the Company's Board of Directors.


     Shareholders who sign proxies have the right to revoke them at any time before they are voted by written request to the Company, and the giving of the proxy will not affect the right of a shareholder to attend the meeting and vote in person.

     The close of business on March 16, 2000 has been fixed as the record date for the determination of shareholders entitled to vote at the meeting. As of the close of business on such date, the Company had 150,000,000 authorized shares of common stock, $.01 par value (the "Common Stock"), of which shares were outstanding and entitled to vote and 50,000,000 authorized shares of preferred stock, of which 3,000,000 shares designated as the 8 7/8% Series A Voting Cumulative Preferred Stock (the "Preferred Stock") were outstanding and entitled to vote. The Common Stock and the Preferred Stock are the Company's only outstanding classes of voting stock.

     Each share of Common Stock and Preferred Stock (together, the "Voting Stock") will have one vote, voting as a single class, on each matter to be voted upon at the meeting.

                             ELECTION OF DIRECTORS

     The Board of Directors is divided into three classes having three-year terms that expire in successive years. The current three-year term of the Class 1 directors expires at the 2000 annual meeting. The Board of Directors proposes that the nominees described below, all of whom are currently serving as Class 1 directors, be re-elected to Class 1 to serve until the annual meeting of shareholders in 2003 or until their successors have been elected. Each nominee has consented to be a candidate and to serve, if elected.

     According to Maryland law, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. The Company's Articles of Incorporation do not provide for cumulative voting and, accordingly, each shareholder may cast one vote per share of Voting Stock for each nominee.

     Unless a proxy shall specify otherwise, the persons named in the proxy shall vote the shares covered thereby for the nominees designated by the Board of Directors listed below. Should any nominee become unavailable for election, shares covered by a proxy will be voted for a substitute nominee selected by the current Board of Directors.

CLASS 1 NOMINEES

     The nominees for election as Class 1 directors are:

                                                                                        DIRECTOR
NAME                                     AGE            PRINCIPAL OCCUPATION             SINCE
----                                     ---            --------------------            --------
CLASS 1 -- 2003
Charles Raymond Fernandez, M.D.........  56    Chief Executive Officer and Chief          1993
                                                 Medical Officer, Piedmont Clinic,
                                                 Atlanta, Georgia since November,
                                                 1999; previously Medical Director,
                                                 Nalle Clinic, Charlotte, North
                                                 Carolina
Errol L. Biggs, Ph.D...................  59    Director-Center for Health                 1993
                                                 Administration and Professor and
                                                 Director-Programs in Health
                                                 Administration, University of
                                                 Colorado; President, Biggs &
                                                 Associates (consulting company),
                                                 Castle Rock, Colorado

CONTINUING DIRECTORS

     The persons named below will continue to serve as directors until the annual meeting of shareholders in the year indicated and until their successors are elected and take office. Shareholders are not voting on the election of the Class 2 and Class 3 directors.

                                                                                        DIRECTOR
NAME                                     AGE            PRINCIPAL OCCUPATION             SINCE
----                                     ---            --------------------            --------
CLASS 2 -- 2001
Marliese E. Mooney.....................  70    Independent healthcare consultant, Fort    1993
                                                 Myers, Florida
Edwin B. Morris III....................  60    Managing Director, Morris & Morse          1993
                                                 Company, Inc. (real estate financial
                                                 consulting firm), Boston,
                                                 Massachusetts
John Knox Singleton....................  51    President and Chief Executive Officer,     1993
                                                 Inova Health Systems, Falls Church,
                                                 Virginia

CLASS 3 -- 2002
David R. Emery.........................  55    Chairman of the Board of Directors,        1993
                                                 President and Chief Executive Officer
                                                 of Healthcare Realty Trust
                                                 Incorporated
Thompson S. Dent.......................  49    President, Chief Operating Officer and     1993
                                                 a Director, PhyCor, Inc. (physician
                                                 management company), Nashville,
                                                 Tennessee
Batey M. Gresham, Jr...................  65    Founder, Gresham, Smith & Partners         1993
                                                 (architects), Nashville, Tennessee

     Except as indicated, each of the nominees and continuing directors has had the principal occupation indicated for more than five years.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors has an Executive Committee, an Audit Committee, and a Compensation Committee. All committee members are non-employee, independent directors except David R. Emery, the Chairman of the Board, President, and Chief Executive Officer of the Company. The Company's Board of Directors has no standing nominating committee. The following table sets forth the current members of the committees:

                              COMMITTEE MEMBERSHIP

NAME                                                    EXECUTIVE    AUDIT    COMPENSATION
----                                                    ---------    -----    ------------
Errol L. Biggs, Ph.D..................................                 X
Thompson S. Dent......................................      X                      X
David R. Emery........................................      X
Charles Raymond Fernandez, M.D........................                 X
Batey M. Gresham, Jr..................................                             X
Marliese E. Mooney....................................                 X
Edwin B. Morris III...................................                             X
John Knox Singleton...................................      X

EXECUTIVE COMMITTEE                                          NO MEETINGS IN 1999

     - Acts on behalf of the Board of Directors on all matters concerning the management and conduct of the business and affairs of the Company except those matters that cannot by law be delegated by the Board.

AUDIT COMMITTEE                                               2 MEETINGS IN 1999

     - Selects and engages, subject to the consent of the shareholders, and fixes the compensation of, a firm of certified public accountants whose duty it is to audit the books and accounts of the Company and its subsidiaries for the fiscal year in which it is appointed.
     - Confers with the auditors and determines the scope of the audit.
     - Reviews the business practices and conduct of employees and other representatives of the Company and its subsidiaries to ensure that they comply with the Company's policies and procedures. None of the members of the Audit Committee may be an officer or employee of the Company.

COMPENSATION COMMITTEE                                        2 MEETINGS IN 1999

     - Establishes a general compensation policy for the Company and approves increases in directors' fees and salaries paid to officers and senior employees earning in excess of an annual base salary of $200,000.
     - Administers all of the Company's employee benefit plans, including any stock option and restricted stock plans, bonus plans, retirement plans, stock purchase plans and medical, dental and insurance plans.
     - Determines, subject to the provisions of the Company's plans, the directors, officers and employees of the Company eligible to participate in any of the plans, the extent of such participation and the terms and conditions under which benefits may be vested, received or exercised.

MEETING ATTENDANCE

     The Board of Directors held a total of four meetings in 1999. Each director attended at least 75% of the meetings of the Board and committees of the Board on which such director served.

COMPENSATION OF DIRECTORS

     Directors who are employees of the Company receive no additional compensation for their services as directors. Each non-employee director receives:

     - An annual retainer of $12,000;
     - A meeting fee of $1,000 for each Board or committee meeting attended (but only one fee in the event that more than one such meeting is held on a single day);
     - An annual grant of 150 restricted shares of Company Common Stock; and
     - Reimbursement for necessary travel expenses incurred in attending such meetings.

     The Company's retirement plan for non-employee directors provides that when an eligible director reaches age 65 and has completed five years of service with the Company, such director shall receive an annual amount equal to the director's compensation immediately preceding retirement from the Board of Directors for a period of not more than 15 years. A director who dies will receive benefits as if the director retired from the Board of Directors on the day before his or her death. If a retired director dies before the end of his or her payment period, his or her beneficiary will receive the remaining benefits for the balance of the payment period.

     Each non-employee director receives an automatic grant, at the conclusion of each annual meeting, of 150 restricted shares of the Company's Common Stock. Such shares are restricted for three years from the date of grant and are granted as of the Annual Meeting date. Such shares are subject to forfeiture upon the occurrence of certain events. Shares subject to the risk of forfeiture may not be sold, assigned, pledged or otherwise transferred. Subject to the risk of forfeiture and transfer restrictions, directors shall have all rights as shareholders with respect to restricted shares, including the right to vote and receive dividends or other distributions on such shares. As of February 28, 2000, non-employee directors had received an aggregate of 13,053 restricted shares.

 THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION
           OF ALL OF THE PROPOSED NOMINEES TO THE BOARD OF DIRECTORS.


                       2000 EMPLOYEE STOCK PURCHASE PLAN



     The purpose of the 2000 Employee Stock Purchase Plan (the "Purchase Plan") is to provide an opportunity for eligible employees to share in the growth and prosperity of the Company by acquiring a proprietary interest in the Company through acquisition of shares of the Company's Common Stock. The text of the Purchase Plan is set forth in Appendix A of this Proxy Statement and should be read in its entirety by shareholders.


     The Compensation Committee of the Company's Board of Directors has reviewed the Company's policies regarding the compensation of the Company's employees and has recommended that the Company encourage investment by employees in the Company's Common Stock by creating a plan by which employees may receive the opportunity to purchase shares of the Company's Common Stock at a modest discount. Accordingly, the Board of Directors has unanimously approved the Purchase Plan.

DESCRIPTION OF THE PURCHASE PLAN

     The Purchase Plan is administered by the Compensation Committee of the Board of Directors. On the effective date of the Plan as determined by the Board of Directors, and on each January 1 thereafter, all employees of the Company who have been employed for at least 90 days and whose customary employment is at least 20 hours per week and more than five months in a calendar year are eligible to participate in the Purchase Plan. As of February 2, 2000, 204 employees were eligible for participation in the Purchase Plan.

     Pursuant to the Purchase Plan, eligible employees of the Company and its subsidiaries may purchase shares of the Company's Common Stock through a regular payroll deduction. In addition, eligible employees may make voluntary cash contributions. The Company has reserved 1,000,000 shares of Common Stock for issuance pursuant to the Purchase Plan, subject to adjustment resulting from (i) a stock dividend, split or combination, (ii) a reorganization, merger or consolidation or (iii) another similar change affecting the Company's Common Stock. As of March 16, 2000 the
market price of each individual share of Common Stock was $          , based
upon the closing prices of these shares on the New York Stock Exchange, Inc.

     Each eligible participant in the Purchase Plan will be given the opportunity to purchase shares of the Company's Common Stock (stated as options to ensure that no participant exceeds the maximum amount permitted by the Purchase Plan) on the effective date of the Purchase Plan, and on each January 1 thereafter. The options will expire 27 months after the date of grant. A participant may, prior to the expiration of the term of the options, exercise options to purchase that number of shares equal to the funds accumulated by the participant through payroll deduction and voluntary cash contributions divided by the exercise price of a share of the Company's Common Stock. Any options which remain unexercised will be exercised at the end of the option term to the extent of funds remaining from the participants payroll deductions.

     The Exercise Price of a share of the Company's Common Stock under the Purchase Plan shall be equal to the lesser of (i) 85% of the fair market value of the Company's Common Stock on the date of the grant of the option to be exercised or (ii) 85% of the fair market value of the Company's Common Stock on the exercise date of the option.

     In no event may a participant in the Purchase Plan (i) purchase in any year in excess of $25,000 of fair market value of Common Stock (determined on the January 1 of the year that the option was granted), (ii) be granted options to purchase shares of the Company's Common Stock thereunder, if, on January 1, the participant would be deemed (under applicable tax rules) to own more than 5% of the total combined voting power or value of the Company's Common Stock or (iii) during the participant's lifetime transfer or otherwise alienate any rights granted under the Purchase Plan.

TAX CONSEQUENCES

     A participant will not recognize income on the grant of an option under the Purchase Plan. If the participant does not sell the Common Stock purchased under the Purchase Plan for a holding period of at least two years after the date of grant and one year after the date of exercise, he will not recognize income on the purchase of Common Stock. Any gain or loss on the sale of the Common Stock will be treated as long-term capital gain or loss. However, a participant will recognize ordinary compensation income (and not capital gains) at the time he sells the Common Stock on the lesser of (i) the amount by which the price paid to exercise the option was exceeded by the fair market value of the Common Stock on the date of grant, or (ii) the amount by which the price paid to exercise the option was exceeded by the fair market value of the Common Stock at the time of sale or death.

     A participant who disposes of the Common Stock before the holding period stated above is satisfied will have engaged in a "disqualifying disposition" and will recognize taxable compensation on the difference between the purchase price of Common Stock and its fair market value at the time of purchase. The participant's basis in the Common Stock after a disqualifying disposition is the fair market value at the time of purchase. The participant will still be subject to tax on capital gain, if any, upon the sale of the Common Stock on the amount realized in excess of the increased basis.

     Generally, the Company is not entitled to a tax deduction upon the grant of an option or the purchase of Common Stock under the Purchase Plan. However, if a participant engages in a disqualifying disposition, the Company may take a tax deduction for the amount of ordinary income recognized by the participant.

REQUIRED VOTE

     Under Maryland law and the Company's bylaws, the Board of Directors is authorized to determine the compensation of the Company's employees without shareholder approval. However, shareholder approval of the Purchase Plan is required under the Internal Revenue Code. Exercise of options issued under the Purchase

Plan is, therefore, conditioned upon the approval by holders of a majority of the total shares of Voting Stock cast upon the Purchase Plan. The Purchase Plan is to remain in effect indefinitely.

        THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR
                THE COMPANY'S 2000 EMPLOYEE STOCK PURCHASE PLAN.

                             SELECTION OF AUDITORS

     Upon the recommendation of the Audit Committee, the Board of Directors has appointed Ernst & Young LLP, Certified Public Accountants, as the Company's independent auditors for fiscal year 2000, subject to the approval of the shareholders. This firm has served as the independent auditors of the Company since the Company's formation in 1992. Representatives of this firm are expected to be present at the meeting and will have an opportunity to make a statement if they desire and will be available to respond to appropriate questions.

     The affirmative vote of a majority of the votes cast at the meeting is needed to ratify the appointment of Ernst & Young LLP as the Company's independent auditors for fiscal year 2000. If the appointment is not approved, the matter will be referred to the Audit Committee for further review.

    THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR RATIFICATION OF THE
                                  APPOINTMENT.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

     The following table reports as of January 31, 2000 beneficial ownership of Common Stock in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. This means that all Company securities over which the directors, nominees, and executive officers directly or indirectly have or share voting or investment power are listed as beneficially owned. None of these persons owns any Preferred Stock, except that the wife of John Knox Singleton owns 500 shares. The Company knows of no single person or group that is the beneficial owner of more than 5% of the Company's Common Stock or Preferred Stock.

                                                                                 PERCENT OF
                                                               SHARES              SHARES
        NAME                                                BENEFICIALLY        BENEFICIALLY
OF BENEFICIAL OWNER                                           OWNED(1)             OWNED
-------------------                                         ------------        ------------
David R. Emery(2).........................................    432,512(3)             1.0%
Timothy G. Wallace........................................    182,738(4)               *
Roger O. West.............................................    154,814(5)               *
Charles Raymond Fernandez, M.D............................      6,672(6)               *
Errol L. Biggs, Ph.D......................................      2,121(7)               *
Marliese E. Mooney........................................      2,739(8)               *
Edwin B. Morris III.......................................      2,398(9)               *
John Knox Singleton.......................................     23,064(9)(10)           *
Thompson S. Dent..........................................     13,507(9)               *
Batey M. Gresham, Jr......................................      3,312(9)               *
All executive officers and directors as a group (10
  persons)................................................    823,877               2.06%

---------------

  * Less than 1%
 (1) Pursuant to the rules of the Securities and Exchange Commission, restricted shares of Common Stock that the recipient does not have the ability to vote or to receive dividends on are not included.
 (2) Includes 143,352 shares owned by the Emery Family Limited Partnership and 1,448 shares owned by the Emery Family 1993 Irrevocable Trust. Mr. Emery is a limited partner of the partnership and a beneficiary of the trust, but has no voting or investment power with respect to the shares owned by such partnership or trust.
 (3) Includes 287,712 shares of restricted stock granted pursuant to the 1993 Employees Stock Incentive Plan.

 (4) Reflects 149,800 shares of restricted stock granted pursuant to the 1993 Employees Stock Incentive Plan.
 (5) Reflects 151,576 shares of restricted stock granted pursuant to the Company's 1993 Employees Stock Incentive Plan.
 (6) Includes 1,866 shares of stock granted pursuant to the Company's Restricted Stock Plan of which 450 are shares of restricted stock.
 (7) Includes 1,856 shares of stock granted pursuant to the Company's Restricted Stock Plan of which 450 are shares of restricted stock.
 (8) Includes 1,739 shares of stock granted pursuant to the Company's Restricted Stock Plan of which 450 are shares of restricted stock.
 (9) Includes 1,898 shares of stock granted pursuant to the Company's Restricted Stock Plan of which 450 are shares of restricted stock.
(10) Of these shares, 2,267 are held in trust by Mr. Singleton for the benefit of his minor children, 361 are held jointly with Peggy T. Singleton, Mr. Singleton's wife, 16,904 shares are owned by Mr. Singleton's wife, and 1,634 are owned in an IRA.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of the Company's Common Stock or Preferred Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of the Common Stock. These officers, directors and greater than 10% shareholders of the Company are required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file. There are specific due dates for these reports and the Company is required to report in this Proxy Statement any failure to file reports as required during 1999.

     Based upon a review of these filings and written representations from the Company's directors and executive officers that no other reports were required, except as set forth below, the Company believes that the reporting and filing requirements relating to ownership of Common Stock and Preferred Stock were complied with during 1999 and prior years.

     The following reports were not timely filed: (1) The filing to reflect the issuance of restricted shares to the directors in May 1999 was accepted for filing on the due date but deemed filed the following morning. (2) Charles Raymond Fernandez, M.D., a director, purchased 3,800 shares of Common Stock on December 17, 1999, but Dr. Fernandez neglected to notify the Company of his purchase until February 22, 2000. The required report was filed with the SEC on February 24, 2000.

                             EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE

     The following table reflects the compensation of the Named Executive
Officers:

                                                                                            LONG-TERM
                                                                                          COMPENSATION
                                                     ANNUAL COMPENSATION             -----------------------
                                            --------------------------------------   RESTRICTED   SECURITIES       ALL
                                                                    OTHER ANNUAL       AWARDS     UNDERLYING      OTHER
NAME AND PRINCIPAL POSITION          YEAR   SALARY($)   BONUS($)   COMPENSATION($)      ($)          ($)       COMPENSATION
---------------------------          ----   ---------   --------   ---------------   ----------   ----------   ------------
David R. Emery.....................  1999    425,000    450,000       17,658(1)       641,750(3)                  17,733(2)
  Chairman of the Board and........  1998    332,800    630,500       16,691(1)             0         0            1,100(2)
  Chief Executive Officer..........  1997    328,500    189,000       15,829(1)             0         0                0
Timothy G. Wallace.................  1999    275,000    300,000        7,237(1)       415,250(3)                       0
  Executive Vice President.........  1998    210,800    395,300        7,025(1)             0         0                0
  and Chief Financial Officer......  1997    208,100     99,800        6,826(1)             0         0                0
Roger O. West......................  1999    275,000    300,000       10,094(1)       415,250(3)                       0
  Executive Vice President.........  1998    210,800    395,300        9,790(1)             0         0                0
  and General Counsel..............  1997    208,100     99,800        9,499(1)             0         0                0

---------------

(1) Reflects cost of life and supplemental disability insurance premiums paid by the Company.
(2) Represents certain financial and tax planning services paid on behalf of Mr. Emery.
(3) Reflects shares of Common Stock issued in lieu of cash bonus based upon a closing price of the Common Stock on December 31, 1999 of $15.625. The stated amounts do not reflect any diminution of value attributable to the restrictions on such shares. The shares vest after a five year holding period. During the restricted period, holders may vote the shares and receive all dividends thereon.

STOCK OPTION GRANTS

     The Company did not have any stock options or stock appreciation rights outstanding, granted, or exercised during 1999.

PENSION OR RETIREMENT PLANS

     The Company adopted an Executive Retirement Plan for its senior executives in 1993. Because it is a defined benefit plan, the amount of a retiree's pension is calculated using pay and years of service as an employee, rather than by the market value of the plan's assets as in defined contribution plans.

     Upon retirement, a participant receives an annual pension from the plan equal to 60% of the participant's Final Average Annual Compensation, as defined below, plus 6% for each year of service after age 60 (90% for retirement at age 65 with at least five years of service). Plan benefits are reduced by the participant's primary Social Security benefits and Company contributions to the participant's 401(k) plan. One-half of the annual pension benefit is payable to the participant's spouse upon the participant's death.

     "Final Average Annual Compensation," which is calculated as the average of the three highest, not necessarily consecutive, years' earnings, is based upon a participant's annual salary and bonus (whether paid in cash or stock).

     The plan is unfunded and will be paid from earnings of the Company. The Compensation Committee selects eligible participants in the plan. As of March 16, 2000, the Compensation Committee has selected the following persons as the participants for this plan:

                                                                 YEARS OF SERVICE
NAME                                                          AS OF DECEMBER 31, 1999
----                                                          -----------------------
David R. Emery..............................................             7
Timothy G. Wallace..........................................             7
Roger O. West...............................................             5
Fredrick M. Langreck........................................             7
Rita Hicks Todd.............................................             7

     The following table illustrates the annual pension benefits upon the normal retirement age of 65 calculated before any offset of the employee's primary Social Security benefits or Company contributions to the participant's 401(k) plan:

                               PENSION PLAN TABLE

     FINAL
    AVERAGE                                                        YEARS OF SERVICE
    ANNUAL                                               -------------------------------------
 COMPENSATION                                               5        10        15        20
 ------------                                            -------   -------   -------   -------
   50,000..............................................   45,000    45,000    45,000    45,000
  100,000..............................................   90,000    90,000    90,000    90,000
  150,000..............................................  135,000   135,000   135,000   135,000
  200,000..............................................  180,000   180,000   180,000   180,000
  250,000..............................................  225,000   225,000   225,000   225,000
  300,000..............................................  270,000   270,000   270,000   270,000
  350,000..............................................  315,000   315,000   315,000   315,000
  400,000..............................................  360,000   360,000   360,000   360,000
  450,000..............................................  405,000   405,000   405,000   405,000
  500,000..............................................  450,000   450,000   450,000   450,000
  600,000..............................................  540,000   540,000   540,000   540,000
  700,000..............................................  630,000   630,000   630,000   630,000
  800,000..............................................  720,000   720,000   720,000   720,000
  900,000..............................................  810,000   810,000   810,000   810,000
1,000,000..............................................  900,000   900,000   900,000   900,000

     The Company has also adopted a Non-Qualified Deferred Compensation Plan, which allows eligible participants to defer and invest a portion of their compensation. The deferrals are credited to a participant's account and invested in various securities designated by the Company selected by the participants. These investment options may be amended from time to time by the Company. Participants are 100% vested in their accounts. No matching funds are provided. As a result, the Company incurs no costs associated with the plan other than routine administrative expenses. Participants may elect benefit payments to commence either in the year 2010 or upon retirement. The participant can specify that his or her benefits be paid as a single lump sum or in annual installments over a period of between five and ten years. In the event of an employee's termination, benefits are paid in a lump sum within 90 days following termination. The plan allows disabled employees to receive hardship withdrawals. The plan is administered by a committee consisting of three or more officers selected by the Compensation Committee. The plan committee has broad powers to interpret and administer the plan, including designating participants and investment options.

     The Board of Directors adopted the 2000 Employee Stock Purchase Plan which is being acted upon by the shareholders at this meeting. See "2000 Employee Stock Purchase Plan."

EMPLOYMENT CONTRACTS AND CHANGE-IN-CONTROL ARRANGEMENTS

  David R. Emery

     Mr. Emery's employment agreement, pursuant to which he serves as Chairman, President and Chief Executive Officer of the Company, has a five-year term that is automatically extended on January 1 of each year for an additional year. Under this agreement, Mr. Emery receives a 2000 base salary of $434,775 (which includes a cost of living adjustment) and annual increases at the discretion of the Compensation Committee of the Board of Directors, and is entitled to participate in the Company's restricted stock plan and all other benefit programs generally available to executive officers of the Company. Mr. Emery is also entitled to receive an annual bonus at the discretion of the Compensation Committee.

     If Mr. Emery's employment agreement is terminated for any reason other than for cause or upon Mr. Emery's voluntary termination, he is entitled to receive his unpaid salary, earned bonus, vested, released, granted, or reserved stock awards, vested deferred compensation (other than plan benefits which will be paid in accordance with the applicable plan), and other benefits through the date of termination. In addition, Mr. Emery will receive as severance compensation his base salary for a period of three years following the date of termination and an amount equal to twice his average annual bonus during the two years immediately preceding his termination. Mr. Emery may elect to receive a lump sum severance amount equal to the present value of such severance payments (using a discount rate equal to the 90-day treasury bill interest rate in effect on the date of delivery of such election notice).

     If a "change-in-control" (as defined in the employment agreement) occurs, Mr. Emery may terminate his agreement and receive his accrued base salary and other benefits described above through the remaining term of the agreement and an amount equal to three times his average annual bonus during the two years immediately preceding the termination. In addition, Mr. Emery may elect to receive from the Company a lump sum severance payment (calculated as provided above) which may not be greater than three times his base salary. In such event, Mr. Emery is entitled to receive a tax gross-up payment as compensation for any excise tax imposed by Section 280(g) of the Internal Revenue Code which would be required to be paid.

     The Company may terminate Mr. Emery's agreement for "cause," which is defined to include material, substantial and willful dishonesty towards, fraud upon, or deliberate injury or attempted injury to, the Company or Mr. Emery's material, substantial and willful breach of the employment agreement which has resulted in material injury to the Company. In the event of Mr. Emery's termination for cause, he shall receive all accrued salary, earned bonus compensation, vested deferred compensation (other than plan benefits which will be payable in accordance with the applicable plan), and other benefits through the date of termination, but shall receive no other severance benefits. Mr. Emery's agreement may also be terminated if Mr. Emery dies or becomes disabled and his disability continues for a period of 12 consecutive months. In the event of termination of the employment agreement because of Mr. Emery's death or disability, Mr. Emery (or his estate) shall receive these same payments but no additional severance except that, if Mr. Emery becomes disabled, the Company will maintain his insurance benefits for the remaining term of his employment agreement.

     The Company has agreed to indemnify Mr. Emery for certain liabilities arising from actions taken within the scope of his employment. Mr. Emery's employment agreement contains restrictive covenants pursuant to which Mr. Emery has agreed not to compete with the Company during the period of Mr. Emery's employment and any period following termination of his employment during which he is receiving severance payments except in the event of a change-in-control of the Company.

  Timothy G. Wallace

     The employment agreement with Mr. Wallace is similar in scope to Mr. Emery's agreement. Mr. Wallace's agreement has a five-year term that is automatically extended on January 1 of each year for an additional year. Under the agreement, Mr. Wallace receives a 2000 base salary of $281,325 (which includes a cost of living adjustment), and annual bonuses and salary increases at the discretion of the Compensation Committee. Mr. Wallace is entitled to participate in the Company's executive incentive compensation plan as well as the restricted stock plan and other benefit programs available to Mr. Emery. The agreement provides that if Mr. Wallace's employment is terminated, he will receive compensation similar to Mr. Emery's. In the employment agreement, the Company has agreed to indemnify Mr. Wallace for certain liabilities arising from actions taken within the scope of his employment. Mr. Wallace has also agreed not to compete with the Company during the period of his employment and any period during which he is receiving severance payments except in the event of a change-in-control of the Company.

  Roger O. West

     The Company's employment agreement with Mr. West contains terms similar to those contained in the employment agreements for Mr. Emery and Mr. Wallace. Mr. West's agreement has a five-year term that is automatically extended on January 1 of each year for an additional year. Mr. West's 2000 base salary is $281,325 (which includes a cost of living adjustment). Mr. West is also entitled to receive annual bonuses and salary increases at the discretion of the Compensation Committee. In addition, Mr. West is eligible to participate in the applicable restricted stock and other benefit and compensation plans instituted by the Company available to Mr. Emery and Mr. Wallace.

     Mr. West's employment agreement also contains indemnification, covenants not to compete, termination, change of control and severance provisions similar to those contained in the employment agreements for Mr. Emery and Mr. Wallace.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee of the Board of Directors are Thompson S. Dent, Batey M. Gresham, Jr. and Edwin B. Morris III. There are no interlocks among the members of the Compensation Committee.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The following Report of the Compensation Committee and the performance graph included elsewhere in this Proxy Statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report or the performance graph by reference therein.

     The Compensation Committee establishes a general compensation policy for the Company and is responsible for approving increases in compensation paid to the executive officers of the Company within the framework of the Company's compensation philosophy. The Compensation Committee administers the Company's employee benefit plans, including restricted stock plans and annual and long-term incentive plans. In addition, the Compensation Committee evaluates the performance of the executive officers of the Company and related matters. The Compensation Committee reviews its decisions with the full Board of Directors.

COMPREHENSIVE EXECUTIVE COMPENSATION POLICY

     The Company's compensation program for executives consists of three key elements:

     - Base salaries competitive with those paid to the executive officers of comparable real estate investment companies;
     - Variable annual incentives which would reflect executive contribution to the Company's short-term objectives; and
     - A variable long-term incentive program utilizing share ownership in the Company reflecting executive contribution to the achievement of the Company's long-term goals.

     The Compensation Committee, in consultation with Ernst & Young LLP, regularly reviews the executive compensation policies and practices of selected comparable publicly traded real estate investment companies, establishes base salaries, incentive target guidelines and equity grant practices for senior executive positions, and monitors share ownership guidelines for the senior executive officers of the Company. The following is a summary of the compensation policy of the Company established by the Compensation Committee:

     Base Salary. The base salary of each of the Company's executive officers should be approximately 50% of the combined base salary and targeted annual and long-term incentive compensation. Salary increases consist of two components. The employment agreements with the executive officers require increases based on adjustments in the consumer price index. In addition, the Compensation Committee, in its discretion, can recommend additional salary increases. The Compensation Committee bases all recommendations for increases to base salaries upon an assessment, reflecting competitive market practices, of experience, tenure in position and individual and corporate performance. The President will review all salary recommendations for executive officers, except the recommendation for himself, with the Compensation Committee, which will be responsible for approving or disapproving these recommendations. The Compensation Committee will be solely responsible for determining the salary of Mr. Emery. In reviewing the President's recommendations and determining base salaries, the Compensation Committee generally will continue to seek outside data and recommendations of independent compensation consultants.

     In January 1999, after reviewing salary ranges and supporting data for comparable publicly traded real estate companies, the Compensation Committee increased base salaries to a level generally at the median of the comparable company range, as recommended by Ernst & Young. In light of the increase in base salary in 1999 and of other components of compensation described herein, the Compensation Committee determined only to increase the base salary of the executive officers for 2000 by the increase in the cost of living.

     Annual Incentive Compensation. An executive's annual incentive compensation takes the form of cash bonuses. Such compensation will reflect the degree to which the executive contributes to the realization of established short-term objectives of the Company and is intended to be a substantial incentive for the executive officers to achieve those objectives. This at-risk pay policy provides annual incentive compensation that is substantially measured as a percentage of base salary, thus enhancing the performance based component of the total cash compensation. Annual incentive compensation and the total annual cash compensation are intended to be competitive with prevailing market practices.

     The Compensation Committee has established the Executive Variable Incentive Plan (the "Bonus Incentive Plan"). The Compensation Committee allocated the determination of target annual incentive awards between two factors: corporate performance and individual performance.

     At the inception of the Bonus Incentive Plan, the Compensation Committee established a performance index to evaluate the Company's corporate performance during each plan year. Corporate performance is measured in terms of the percentage of funds from operations available for the targeted dividend distributions during the plan year. The corporate performance index assumes that the Company has not successfully undertaken a public offering of its Common Stock or accomplished other significant additions to its capital which benefit the Company in the long-term, but could lower funds from operations in the short-term. In the event of such additions to capital, the Compensation Committee retains the authority to undertake adjustments to the awards to be delivered for such year. The individual performance index measures the degree the individual achieved performance objectives established by Mr. Emery, for executives other than himself, and, in the case of Mr. Emery, as established by the Compensation Committee.

     During 1999, the Compensation Committee reviewed the Bonus Incentive Plan and received the recommendations of Ernst & Young with respect to adjusting the Bonus Incentive Plan. The Compensation Committee determined that adjustments to the Bonus Incentive Plan were required to bring total potential annual cash compensation to the median of the comparable company range; and, in July, 1999, after reviewing total cash compensation ranges and supporting data for comparable publicly traded real estate companies, the Compensation Committee increased the potential annual incentive to be awarded to the executives. In 1998, the Compensation Committee established cash bonus awards to be made to the executive officers in 1998 and 1999 in recognition of the significant changes in the asset, liability and equity position of the Company resulting from of the acquisition of Capstone Capital Corporation. Because the executive officers received payment of such a cash bonus award in 1999 and because the Compensation Committee felt that it would be in the best interest of the Company for the executive officers to increase their equity position in the Company, the Compensation Committee gave the executive officers the opportunity to elect to receive their annual incentive awards in the form of long-term incentive restricted stock, having a five-year restriction period, rather than by payment of a cash bonus. All three executive officers elected to take their awards in restricted stock. The Company's performance in 1999, based upon the percentage of funds from operations available for the target dividend, improved to 83.4% as compared to 87.2% in 1998.

     Long-Term Incentive Compensation. Under the Company's 1993 Employees Stock Incentive Plan, the Compensation Committee makes grants of restricted stock as a means of delivering long-term incentive to the Company's executives to induce them to direct their efforts toward maximizing total returns to shareholders as measured over an extended period of time. In consultation with Ernst & Young, the Compensation Committee has prepared long-term target objectives for the Company and has determined the long-term incentive awards to be made to designated executive officers, relating to the attainment of these objectives. Target objectives are measured by the cumulative total shareholder return, which is the current price for a share of the Company's Common Stock, plus the cumulative dividends paid to date with respect to a share of Common Stock, adjusted to include the cumulative effect of per share dividend reinvestment, less the Company's initial public offering share price of $19.50. The Compensation Committee has the sole authority to designate the recipients of the grants.

     Pursuant to grants under the Stock Incentive Plan, an aggregate of 445,000 restricted shares were reserved for the executive officers in 1994. All of such shares were granted to the executives upon attainment of the target objectives, which shares will fully vest without restriction if the executives remain employees of the Company for specified periods. In 1998, an additional 445,000 shares were reserved for future grants of restricted stock to the executive officers (225,000 for Mr. Emery and 110,000 for each of Mr. Wallace and Mr. West.) None of these additional shares has been granted and no dividend or voting rights will be received with respect to these shares until granted.

     Stock Ownership Guidelines. In connection with the development of the executive long-term incentive compensation, Ernst & Young recommended the incorporation of target stock ownership guidelines for designated senior executives. The Company implemented target share ownership guidelines for executive officers to promote share ownership and further align executive and shareholder interests. The guidelines state that within five years from the date of employment of the executive, it is expected that the executive would possess qualifying shares of the Company's stock having an aggregate acquisition value equal to a multiple of base salary, generally determined as of the date of employment. Qualifying shares include (i) shares of the Company owned by the executive or the executive's immediate family, or family entities and trusts and shares held for the executive's benefit pursuant to a qualified plan and (ii) restricted stock of the Company regardless of the method of grant or acquisition. The Compensation Committee retains the authority to make exceptions to the target guidelines based upon changes in circumstances or otherwise to amend or alter the guidelines as the Compensation Committee may determine. A written report of the share ownership of the executive shall be delivered annually to the Compensation Committee.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     Under David R. Emery's employment agreement, Mr. Emery's annual base salary is subject to cost of living adjustments and annual increases at the discretion of the Compensation Committee. Mr. Emery is entitled to participate in the Stock Incentive Plan, executive retirement plan and all other benefit programs generally available to executive officers of the Company. The Company does not provide Mr. Emery with incidental perquisites such as club memberships, company vehicles, or other similar items, although it does provide financial and tax planning assistance to Mr. Emery. The Compensation Committee considers a number of factors for establishing the base salary of the Chief Executive Officer of the Company, including growth, asset quality, competitive position, and profitability of the Company as compared with publicly traded real estate companies selected by Ernst & Young. The Compensation Committee established Mr. Emery's 1999 base salary, as the Chief Executive Officer, at $425,000. In addition, in 1999, the Compensation Committee made an additional cash bonus payment of $450,000 in light of the significant changes in the asset, liability and equity position of the Company resulting from the acquisition of Capstone Capital Corporation. As Chief Executive Officer, Mr. Emery is entitled to earn an annual bonus incentive on the same basis as all other executive officers of the Company. Based upon the Company's bonus criteria described above, Mr. Emery received a bonus of 41,072 shares of restricted stock, having a five-year restriction period, for 1999. Under the long-term incentive component of Mr. Emery's compensation, future awards to be granted as a result of attaining Company target objectives are to be made from a reservation of 225,000 shares of restricted stock. None of these reserved shares has been granted and no dividend or voting rights will be received with respect to these shares until granted.

     Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1 million paid to the corporation's Chief Executive Officer and the four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Company currently intends to structure the performance-based portion of the compensation of its executive officers in a manner that complies with this statute.

     Members of the Compensation Committee

        Thompson S. Dent (Chairman)
        Batey M. Gresham, Jr.
        Edwin B. Morris III

                         COMPARATIVE PERFORMANCE GRAPH

     The SEC requires the Company to include in this Proxy Statement a line graph which compares the yearly percentage change in cumulative total shareholder return on the Company's Common Stock with (a) the performance of a broad equity market indicator and (b) the performance of a published industry index or peer group. The following graph compares the monthly percentage change in the return on the Company's Common Stock since January 1, 1995 with the cumulative total return on the Total Return Index for Equity REITs, published by the National Association of Real Estate Investment Trusts, Inc. and the Standard and Poor's 500 Index. The graph assumes the investment on January 1, 1995 of $100 and that all dividends were reinvested at the time they were paid.

                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                         AMONG HEALTHCARE REALTY TRUST,
                   S&P 500 INDEX AND NAREIT EQUITY REIT INDEX

                        (TOTAL RETURN PERFORMANCE GRAPH)

                                                          PERIOD ENDING
                                    ----------------------------------------------------------
INDEX                               12/31/94  12/31/95  12/31/96  12/31/97  12/31/98  12/31/99
----------------------------------------------------------------------------------------------
Healthcare Realty Trust               100.00    120.14    150.61    176.55    145.77    114.17
S&P 500                               100.00    137.58    169.03    225.44    289.79    350.78
NAREIT All Equity REIT Index          100.00    115.27    155.92    187.51    154.69    147.54

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Thompson S. Dent, a director of the Company, is a founder and President of PhyCor, Inc. The Company owns 12 properties which relate to doctor's practices or clinics managed by PhyCor. The Company received revenues of $9.2 million in 1999 from its leases of these facilities. Mr. Dent, however, receives no personal benefit as a result of these transactions.

                              GENERAL INFORMATION

SHAREHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

     Shareholder proposals intended to be presented at the 2001 annual meeting of shareholders must be received by the Company at its executive offices at 3310 West End Avenue, Suite 700, Nashville, Tennessee 37203 not later than December 1, 2000, in order to be included in the Proxy Statement and proxy for that meeting.

COUNTING OF VOTES

     All matters specified in this Proxy Statement will be voted on at the annual meeting by written ballot. Inspectors of election will be appointed, among other things, to determine the number of shares of Voting Stock outstanding, the shares of Voting Stock represented at the annual meeting, the existence of a quorum and the authenticity, validity and effect of proxies, to receive votes of ballots, to hear and determine all challenges and questions in any way arising in connection with the right to vote, to count and tabulate all votes and to determine the result.

     The inspectors of election will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions, however, do not constitute a vote "for" or "against" any matter and thus will be disregarded in the calculation of a plurality or of "votes cast."

     Inspectors of election will treat shares referred to as "broker non-votes" (i.e. shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote that the broker or nominee does not have discretionary power to vote on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker has physically indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters).

MISCELLANEOUS

     The Company will bear the cost of printing, mailing and other expenses in connection with this solicitation of proxies and will also reimburse brokers and other persons holding shares in their names or in the names of nominees for their expenses in forwarding this proxy material to the beneficial owners of such shares. Certain of the directors, officers and employees of the Company may, without any additional compensation, solicit proxies in person or by telephone.

     Management of the Company is not aware of any matters other than those described in this Proxy Statement which may be presented for action at the meeting. If any other matters properly come before the meeting, it is intended that the proxies will be voted with respect thereto in accordance with the judgment of the person or persons voting such proxies subject to the direction of the Board of Directors.

     A copy of the Company's Annual Report has been mailed to all shareholders entitled to notice of and to vote at this meeting.

                                          HEALTHCARE REALTY TRUST
                                            INCORPORATED

                                          /s/David R. Emery
                                          David R. Emery
                                          Chairman and Chief Executive Officer

March 31, 2000

                                                                      APPENDIX A


                      HEALTHCARE REALTY TRUST INCORPORATED

                       2000 EMPLOYEE STOCK PURCHASE PLAN

                                    PREAMBLE

     WHEREAS, Healthcare Realty Trust Incorporated (the "Company") established the Healthcare Realty Trust Incorporated 1995 Employee Stock Purchase Plan through which employees of the Company and its affiliates could purchase from the Company shares of its common stock;

     WHEREAS, the Company wishes to continue to provide a plan through which employees of the Company and its affiliates may purchase Company common stock; and

     WHEREAS, the Company intends that the new plan be an "employee stock purchase plan" within the meaning of section 423 of the Internal Revenue Code of 1986, and has designed the plan to conform to the provisions of Rule 16b-3 of the Exchange Act;

     NOW, THEREFORE, the Company hereby establishes the Healthcare Realty Trust Incorporated 2000 Employee Stock Purchase Plan (the "Plan"):

                                   ARTICLE I

                                PURPOSE OF PLAN

     The purpose of the Plan is to secure for the Company and its shareholders the benefits of the incentive inherent in the ownership of the Company's common stock by present and future employees of the Company and its Affiliates.

                                   ARTICLE II

                                  DEFINITIONS

     2.1 Affiliate. Each corporation that is designated as an Affiliate by the Company pursuant to Section 5.3.

     2.2 Agreement. An agreement between a Participant and the Company or an Affiliate through which the Participant elects to exercise the Options granted to him hereunder and authorizes payment of the Option exercise price.

     2.3  Board.  The board of directors of the Company.

     2.4  Code.  The Internal Revenue Code of 1986, as amended.

     2.5 Committee. The committee designated by the Board as the "compensation committee" or is otherwise designated by the Board to administer the Plan.

     2.6 Company. Healthcare Realty Trust Incorporated and its successors and assigns.

     2.7 Eligible Employee. An employee of the Company or an Affiliate, except for the following:

          (a) An employee who has been employed by the Company or an Affiliate for less than 90 days.

          (b) An employee whose customary employment is less than 20 hours per week.

          (c) An employee whose customary employment is for five months or less in a calendar year.

                                            HEALTHCARE REALTY TRUST INCORPORATED
                                               2000 EMPLOYEE STOCK PURCHASE PLAN

          (d) An employee who would own more than 5% of the total combined voting power of all classes of stock of the Company or an Affiliate at the time such employee would be granted an Option. For the purpose of determining if an employee owns more than 5% of such stock, he shall be deemed to own (i) any stock owned (directly or indirectly) by or for his brothers and sisters (whether by whole or half blood), spouse, ancestors or lineal descendants, (ii) any stock owned (directly or indirectly) by or for a corporation, partnership, estate or trust of which such individual is a shareholder, partner or beneficiary in proportion to his interest in such corporation, partnership, estate or trust, and (iii) any stock the individual may purchase under an outstanding stock option.

     2.8  Exchange Act.  The Securities Exchange Act of 1934, as amended.

     2.9 Exercise Date. The last day of each calendar quarter, which shall be March 31st, June 30th, September 30th and December 31st of each year.

     2.10 Fair Market Value. On any given date, Fair Market Value shall be the applicable description below (unless, where appropriate, the Committee determines in good faith the fair market value of the Stock to be otherwise):

          (a) If the Stock is traded on the New York Stock Exchange, Fair Market Value shall be the closing price of the Stock on such exchange on the trading day on which Fair Market Value is being determined, or on the next preceding day on which such Stock is traded if no Stock was traded on such trading day.

          (b) If the Stock is not traded on the New York Stock Exchange, but is reported on the Nasdaq National Market System or another Nasdaq automated quotation system, and market information is published on a regular basis, then Fair Market Value shall be the closing price of the Stock, as so published, on the trading day on which Fair Market Value is being determined, or the closing price on the next preceding trading day on which such prices were published if no Stock was traded on such trading day.

          (c) If market information is not so published on a regular basis, then Fair Market Value shall be the average of the high bid and low asked prices of the Stock in the over-the-counter market during the trading period during which Fair Market Value is being determined or during the next preceding trading period in which such high bid and low asked prices were recorded, as reported by a generally accepted reporting service.

          (d) If the Stock is not publicly traded, Fair Market Value shall be the value determined in good faith by the Committee or the Board, determined without regard to any restriction on the Stock, other than a restriction which by its terms will never lapse.

     2.11 Grant Date. The first Grant Date shall be the date determined by the board of directors of the Company at the time the Plan is adopted. Thereafter, the Grant Date shall be the first day of each calendar year.

     2.12 Option. The right that is granted hereunder to a Participant to purchase from the Company a stated number of shares of Stock at a stated exercise price.

     2.13 Participant. An Eligible Employee who has elected to exercise an Option and participate in the Plan in accordance with Article 3.

     2.14 Payroll Account. A bookkeeping account to which are added the amounts withheld on behalf of each Participant under regular payroll deductions authorized by Participants hereunder, and which is reduced by amounts due to the Company to pay the exercise price of Options exercised hereunder.

     2.15 Plan. The Healthcare Realty Trust Incorporated 2000 Employee Stock Purchase Plan.

     2.16  Stock.  The common stock of the Company, $0.01 par value.

                                            HEALTHCARE REALTY TRUST INCORPORATED
                                               2000 EMPLOYEE STOCK PURCHASE PLAN

                                  ARTICLE III

                         GRANT AND EXERCISE OF OPTIONS

     3.1 General Conditions. On each Grant Date, each employee who is an Eligible Employee on such date shall, without further action of the Committee, be granted an Option to purchase whole shares of Stock, provided that no Eligible Employee may be granted an Option which permits his rights to purchase Stock under the Plan and all other employee stock purchase plans (described in section 423(b) of the Code) of the Company and its Affiliates to accrue at a rate that exceeds $25,000 of Fair Market Value of such Stock (determined on the date that the Option is granted) for each calendar year in which such Option is outstanding at any time. Each Option grant is subject to the following terms and conditions:

          (a) The exercise price of each Option shall be 85% of Fair Market Value of each share of Stock that is subject to the Option, based on the Stock's Fair Market Value that is determined on the Grant Date or, if less, on the date the Option is exercised.

          (b) Each Option, or portion thereof, that has not been exercised shall expire 27 months after the Grant Date on which the Option was granted, unless it expires sooner pursuant to Section 3.1(c).

          (c) Each Option that has not yet expired pursuant to Section 3.1(b) shall expire on the date that the Eligible Employee terminates employment with the Company and all of its Affiliates or revokes his election pursuant to Section 3.4; provided, however, if termination is due to the death or disability (as determined in the discretion of the Committee by reference to any disability benefit plan of the Company) of the Eligible Employee, the Participant (or his personal representative) may elect to revoke his election pursuant to Section 3.4.

          (d) A right to purchase Stock which has accrued under one Option granted hereunder may not be carried over to any other Option.

     3.2 Right to Exercise. An Option shall be exercisable at any time prior to its expiration in a manner described in Section 3.3. An Eligible Employee must exercise an Option while he is an employee of the Company or an Affiliate or within the periods that are specified herein after termination of employment.

     3.3 Method of Exercise. An Eligible Employee may exercise an Option only on an Exercise Date by providing written notice of intent to exercise prior to or coincident with the applicable Exercise Date and by payment of the exercise price in cash or such other form that is acceptable to the Committee. An Eligible Employee may also elect to exercise an Option through a Payroll Account election described in Section 3.4.

     3.4 Payment of Exercise Price from Payroll Account. An Eligible Employee who desires to pay the exercise price of an Option from his Payroll Account as described in Section 3.3 must timely execute an Agreement in the form and manner prescribed by the Committee prior to the applicable Exercise Date. The Agreement shall provide for authorization of deductions from the Eligible Employee's regular payroll that is credited to a Payroll Account. Amounts credited to a Participant's Payroll Account shall be accumulated and reserved for payment of the exercise price of Options granted hereunder.

          (a) The funds held in the Payroll Account shall first be applied to exercise options with the lowest exercise price. In the event that all Options have the same exercise price on an Exercise Date, the funds held in the Payroll Account shall be first applied to exercise Options in the order they were granted.

          (b) A Participant may initiate, modify or revoke his election to contribute to his Payroll Account at any time by timely providing the Committee written notice in the form prescribed by the Committee. An election to begin or modify contributions shall be effective on the February 8th or August 8th that coincides with or next follows such written notice with the exception of a Participant's initial election in the year the Plan is adopted, which may be submitted and effective as late as March 8, 2000. An election to revoke contributions shall be effective on the first payroll date following written notice thereof.

                                            HEALTHCARE REALTY TRUST INCORPORATED
                                               2000 EMPLOYEE STOCK PURCHASE PLAN

          (c) Each Participant's election specified under an Agreement shall remain in effect until modified or revoked by the Participant in accordance with Section 3.4(b).

          (d) The Options granted hereunder for the calendar years 2000 and 2001 are conditioned on the Eligible Employee revoking the Option granted to him on January 1, 2000, under the Healthcare Realty Trust Incorporated 1995 Employee Stock Purchase Plan. Such revocation may be evidenced by written notice to the Company or by the exercise of an Option hereunder in a manner specified in Section 3.3.

     3.5 Issuance of Stock. The Company shall issue whole shares of Stock to a Participant after each Exercise Date. For Options that are not exercised through a Payroll Account election, the number of shares to be issued shall be determined by the instructions contained in the written notice of exercise described in Section 3.2. For shares acquired through a Payroll Account election, shares shall be issued as follows:

          (a) The Company shall determine the number of whole shares of Stock to be issued to each Participant with respect to an Exercise Date by dividing the balance of such Participant's Payroll Account by the applicable exercise price of the Option.

          (b) The Company shall deduct from a Participant's Payroll Account the amount necessary to purchase the greatest number of whole shares of Stock that can be acquired under the applicable Option.

          (c) Any amounts remaining in the Payroll Account after deducting the exercise price for whole shares of Stock shall generally be held for use on a subsequent Exercise Date. However, a Participant who has made contributions to a Payroll Account and has revoked his election to exercise an Option under the terms of Section 3.3 may obtain payment of the amounts held in his Payroll Account from the Company by requesting such payment in writing to the Committee in the time and manner specified by the Committee. A Participant who has terminated employment shall be paid any amounts remaining in his Payroll Account after the expiration of all Options hereunder.

     3.6 Nontransferability. Any Option granted under this Plan shall not be transferable except by will or by the laws of descent and distribution. Only the Participant to whom an Option is granted may exercise such Option, unless he is deceased. No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation or liability of such Participant.

     3.7 Shareholder Rights. No Participant shall have any rights as a shareholder with respect to shares subject to his Option prior to the time that such Option is exercised.

     3.8 Issuance and Delivery of Shares. Shares of Stock issued pursuant to the exercise of Options hereunder shall be delivered to Participants by the Company (or its transfer agent) as soon as administratively feasible after a Participant exercises an Option hereunder, executes any applicable shareholder agreement that the Company requires at the time of exercise and requests delivery of the shares.

                                   ARTICLE IV

                             STOCK SUBJECT TO PLAN

     4.1 Source of Shares. Upon the exercise of an Option, the Company may deliver to the Participant authorized but unissued shares of Stock.

     4.2 Maximum Number of Shares. The maximum aggregate number of shares of Stock that may be issued pursuant to the exercise of Options is 1,000,000 subject to increases and adjustments as provided in Article 6.

     4.3 Forfeitures. If an Option is terminated, in whole or in part, the number of shares of Stock allocated to such Option or portion thereof may be reallocated to other Options to be granted under this Plan.

                                            HEALTHCARE REALTY TRUST INCORPORATED
                                               2000 EMPLOYEE STOCK PURCHASE PLAN

                                   ARTICLE V

                           ADMINISTRATION OF THE PLAN

     5.1 General Authority. The Plan shall be administered by the Committee. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. No member of the Committee shall be liable for any act done in good faith with respect to this Plan or any Agreement or Option. The Company shall bear all expenses of Plan administration. The interpretation and construction by the Committee of any terms or provisions of this Plan or of any rule or regulation promulgated in connection herewith, shall be conclusive and binding on all persons. In addition to all other authority vested with the Committee under the Plan, the Committee shall have complete authority to:

          (a) Interpret all provisions of this Plan;

          (b) Prescribe the form of any Agreement and notice and manner for executing or giving the same;

          (c) Adopt, amend, and rescind rules for Plan administration; and

          (d) Make all determinations it deems advisable for the administration of this Plan.

     5.2 Persons Subject to Section 16(b). Notwithstanding anything in the Plan to the contrary, the Board, in its absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are members of the Committee subject to Section 16(b) of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants.

     5.2 Designation of Affiliates. The Company may from time to time designate a "parent corporation," as defined in section 424(e) of the Code, or "subsidiary corporation," as defined in section 424(f) of the Code, to be a participating corporation in a manner that is consistent with Treasury Regulation sec. 1.423-2(c)(4). Corporations that are so designated shall be Affiliates for purposes of this Plan. Such designation shall be evidenced by the express inclusion of the corporation as an Affiliate within Section 2.1, the intentional act of the Company or the Committee to communicate in writing the grant of Options hereunder to employees of a corporation, or such other written document that is intended to evidence such designation. The Company or Committee may rescind the designation of a corporation as an Affiliate by adopting a writing that is intended to evidence such rescission.

                                   ARTICLE VI

                       ADJUSTMENT UPON CORPORATE CHANGES

     6.1 Adjustments to Shares. The maximum number and kind of shares of stock with respect to which Options hereunder may be granted and which are the subject of outstanding Options shall be adjusted by way of increase or decrease as the Committee determines (in its sole discretion) to be appropriate, in the event that:

          (a) the Company or an Affiliate effects one or more stock dividends, stock splits, reverse stock splits, subdivisions, consolidations or other similar events;

          (b) the Company or an Affiliate engages in a transaction to which section 424 of the Code applies; or

          (c) there occurs any other event which in the judgment of the Committee necessitates such action.

Provided, however, that if an event described in paragraph (a) or (b) occurs, the Committee shall make adjustments to the limits on Options and on the award of Options specified hereunder that are proportionate to the modifications of the Stock that are on account of such corporate changes.

                                            HEALTHCARE REALTY TRUST INCORPORATED
                                               2000 EMPLOYEE STOCK PURCHASE PLAN

     6.2 Substitution of Options on Merger or Acquisition. The Committee may grant Options in substitution for stock awards, stock options, stock appreciation rights or similar awards held by an individual who becomes an employee of the Company or an Affiliate in connection with a transaction to which section 424(a) of the Code applies. The terms of such substituted Options shall be determined by the Committee in its sole discretion, subject only to the limitations of Article 4.

     6.3 No Preemptive Rights. The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services rendered, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding Options.

     6.4 Fractional Shares. Only whole shares of Stock may be acquired through the exercise of an Option. The Company will return to each Participant's Payroll Account any amount tendered in the exercise of an Option remaining after the maximum number of whole shares has been purchased.

                                  ARTICLE VII

                          LEGAL COMPLIANCE CONDITIONS

     7.1 General. No Option shall be exercisable, no Stock shall be issued, no certificates for shares of Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all federal and state laws and regulations (including, without limitation, withholding tax requirements), federal and state securities laws and regulations and the rules of all national securities exchanges or self-regulatory organizations on which the Company's shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. No Option shall be exercisable, no Stock shall be issued, no certificate for shares shall be delivered and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Committee may deem advisable from any regulatory bodies having jurisdiction over such matters.

     7.2 Stock Holding Periods. In order for tax treatment under section 421(a) of the Code to apply to Stock acquired hereunder, the Participant is generally required to hold such shares of Stock for two years after the Grant Date of an Option through which shares of Stock were acquired and for one year after the transfer of Stock to the Participant. A person holding Stock acquired hereunder who disposes of shares prior to the expiration of such holding periods shall notify the Company of such disposition in writing.

     7.3 Stock Legends. Any certificate issued to evidence shares of Stock for which an Option is exercised may bear such legends and statements as the Company or Committee may deem advisable to assure compliance with federal and state laws and regulations.

     7.4 Representations by Participants. As a condition to the exercise of an Option, the Company may require a Participant to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares. At the option of the Company, a stop transfer order against any shares of stock may be placed on the official stock books and records of the Company, and a legend indicating that the stock may not be pledged, sold or otherwise transferred unless an opinion of counsel was provided (concurred in by counsel for the Company) and stating that such transfer is not in violation of any applicable law or regulation may be stamped on the stock certificate in order to assure exemption from registration. The Committee may also require such other action or agreement by the Participants as may from time to time be necessary to comply with the federal and state securities laws. This provision shall not obligate the Company or any Affiliate to undertake registration of options or stock hereunder.

                                            HEALTHCARE REALTY TRUST INCORPORATED
                                               2000 EMPLOYEE STOCK PURCHASE PLAN

                                  ARTICLE VIII

                               GENERAL PROVISIONS

     8.1 Effect on Employment. Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof) shall confer upon any employee any right to continue in the employ of the Company or an Affiliate or in any way affect any right and power of the Company or an Affiliate to terminate the employment of any employee at any time with or without assigning a reason therefor.

     8.2 Unfunded Plan. The Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon contractual obligations that may be created hereunder. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

     8.3 Rules of Construction. Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The masculine gender when used herein refers to both masculine and feminine. The reference to any statute, regulation or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

     8.4 Governing Law. The internal laws of the state of incorporation of the Company shall apply to all matters arising under this Plan, to the extent that federal law does not apply.

     8.5 Compliance With Section 16 of the Exchange Act. With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of this Plan or action by Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee.

     8.6 Amendment. The Board may amend or terminate this Plan at any time; provided, however, an amendment that would have a material adverse effect on the rights of a Participant under an outstanding Option is not valid with respect to such Option without the Participant's consent, except as necessary for Options to maintain qualification under the Code; and provided further that, to the extent that such approval is required for compliance with Rule 16b-3 of the Exchange Act, the provisions of the Plan relating to the number of shares granted to persons subject to section 16(b) of the Exchange Act, the timing of such grants and the determination of the exercise price shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, or the rules thereunder. Provided further that the shareholders of the Company must, within 12 months before of after the adoption thereof, approve any amendment that increases the number of shares of Stock in the aggregate which may be issued pursuant to Options granted under the Plan.

     8.7 Effective Date of Plan. This Plan shall be effective and Options may be granted under this Plan on and after the date of its adoption by the Board, provided that no Option will be effective or exercisable unless and until this Plan is approved by shareholders of the Company in a manner that satisfies Treasury Regulation sec. 1.423-2 within 12 months of the date that the Board took action to adopt the Plan. All Options granted under the Plan will become void immediately following the 12-month anniversary of the date the Board adopted the Plan if such approval by shareholders has not yet been obtained.

                                            HEALTHCARE REALTY TRUST INCORPORATED
                                               2000 EMPLOYEE STOCK PURCHASE PLAN

     IN WITNESS WHEREOF, the undersigned officer has executed this Plan on this the 7th day of February, 2000.

                                          HEALTHCARE REALTY TRUST
                                          INCORPORATED

                                          /s/ ROGER O. WEST
                                          --------------------------------------
                                          Roger O. West
                                          Executive Vice President & General
                                          Counsel

                                            HEALTHCARE REALTY TRUST INCORPORATED
                                               2000 EMPLOYEE STOCK PURCHASE PLAN

                          [FORM OF COMMON STOCK PROXY]

                      HEALTHCARE REALTY TRUST INCORPORATED

                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

    The undersigned hereby appoints David R. Emery and Timothy G. Wallace, and either of them, as proxies, with full power of substitution and resubstitution, to vote all of the shares of Common Stock which the undersigned is entitled to vote at the annual meeting of shareholders of Healthcare Realty Trust Incorporated, to be held at 3310 West End Avenue, Suite 700, Nashville, Tennessee, on Tuesday, May 16, 2000, at 10:00 a.m., and at any adjournment thereof.

    In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.


    THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS AND WILL BE VOTED AS SPECIFIED. IF NOT OTHERWISE SPECIFIED, THE ABOVE NAMED PROXIES WILL VOTE (A) FOR THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED BELOW, (B) FOR THE APPROVAL OF THE COMPANY'S 2000 EMPLOYEE STOCK PURCHASE PLAN, (C) FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS, AND (E) IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.


1. Election of Class 1 Directors.

   [ ]  FOR all nominees listed (except as marked to the contrary)

   [ ]  WITHHOLD AUTHORITY to vote for all nominees listed

     Nominees: Charles Raymond Fernandez, M.D. and Errol L. Biggs, Ph.D.

 (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE WRITE
                     HIS NAME ON THE SPACE PROVIDED BELOW.)

--------------------------------------------------------------------------------


2. Proposal to adopt the 2000 Employee Stock Purchase Plan.

   [ ]  FOR                     [ ]  AGAINST                        [ ]  ABSTAIN

3. Proposal to ratify the appointment of Ernst & Young LLP as the Company's independent auditors.

   [ ]  FOR                     [ ]  AGAINST                        [ ]  ABSTAIN


                                              Dated:                      , 2000
                                                    ----------------------

                                              ----------------------------------
                                                          Signature

                                              ----------------------------------
                                                  Signature if held jointly

                                                          IMPORTANT
                                              Please sign exactly as your name
                                              or names appear on this proxy and
                                              mail promptly in the enclosed
                                              envelope. If you sign as agent or
                                              in any other capacity, please
                                              state the capacity in which you
                                              sign.

                        [FORM OF PREFERRED STOCK PROXY]

                      HEALTHCARE REALTY TRUST INCORPORATED

                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

    The undersigned hereby appoints David R. Emery and Timothy G. Wallace, and either of them, as proxies, with full power of substitution and resubstitution, to vote all of the shares of 8 7/8% Series A Voting Cumulative Preferred Stock which the undersigned is entitled to vote at the annual meeting of shareholders of Healthcare Realty Trust Incorporated, to be held at 3310 West End Avenue, Suite 700, Nashville, Tennessee, on Tuesday, May 16, 2000, at 10:00 a.m., and at any adjournment thereof.

    In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.


    THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS AND WILL BE VOTED AS SPECIFIED. IF NOT OTHERWISE SPECIFIED, THE ABOVE NAMED PROXIES WILL VOTE (A) FOR THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED BELOW, (B) FOR THE APPROVAL OF THE COMPANY'S 2000 EMPLOYEE STOCK PURCHASE PLAN, (C) FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS, AND (E) IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.


1. Election of Class 1 Directors.

   [ ]  FOR all nominees listed (except as marked to the contrary)

   [ ]  WITHHOLD AUTHORITY to vote for all nominees listed

     Nominees: Charles Raymond Fernandez, M.D. and Errol L. Biggs, Ph.D.

 (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE WRITE
                     HIS NAME ON THE SPACE PROVIDED BELOW.)

--------------------------------------------------------------------------------


2. Proposal to adopt the 2000 Employee Stock Purchase Plan.

   [ ]  FOR                     [ ]  AGAINST                        [ ]  ABSTAIN

3. Proposal to ratify the appointment of Ernst & Young LLP as the Company's independent auditors.

   [ ]  FOR                     [ ]  AGAINST                        [ ]  ABSTAIN


                                              Dated:                      , 2000
                                                    ----------------------

                                              ----------------------------------
                                                          Signature

                                              ----------------------------------
                                                  Signature if held jointly

                                                          IMPORTANT
                                              Please sign exactly as your name
                                              or names appear on this proxy and
                                              mail promptly in the enclosed
                                              envelope. If you sign as agent or
                                              in any other capacity, please
                                              state the capacity in which you
                                              sign.